UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 13, 2001

Best Buy Co., Inc.
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation)

1-9595	41-0907483
(Commission File Number)	(IRS Employer Identification No.)

7075 Flying Cloud Drive Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (952) 947-2000

N/A
(Former name or former address, if changed since last report.)

ITEM 5.            OTHER EVENTS.

Best Buy Co., Inc. issued the attached press release in connection with the commencement of The Musicland Group, Inc.’s  (a wholly-owned indirect subsidiary) tender offer to repurchase its 9.875% Senior Subordinated Notes due in 2008 (2008 Notes). The 2008 Notes have a face value of $147 million and a carrying value of approximately $157 million. The tender offer is contingent upon the consent of the holders of a majority in the principal amount of the 2008 Notes to the removal of certain restrictive covenants and events of default that were included in the original indenture. The tender offer will remain open until Aug. 10, 2001, unless extended.

ITEM 7.            FINANCIAL STATEMENTS AND EXHIBITS.

(c)         Exhibits

The following is filed as an Exhibit to this Report.

Exhibit No.	Description of Exhibit

99.1	Press Release issued July 13, 2001

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST BUY CO., INC.
(Registrant)

Date: July 18, 2001	By:	/s/ Darren R. Jackson
	Name:	Darren R. Jackson
	Title:	Senior Vice President – Finance, Treasurer and Chief Financial Officer